Exhibit 99.3

FOR IMMEDIATE RELEASE

CIT DECLARES QUARTERLY DIVIDEND

NEW YORK – January 21, 2014 – CIT Group Inc. (NYSE: CIT), a leading provider of financing and advisory services to small businesses and middle market companies, today announced that its Board of Directors has declared a quarterly cash dividend of $0.10 per common share on its outstanding common stock. The common stock dividend is payable on February 28, 2014 to common shareholders of record as of February 14, 2014.

EDITOR’S NOTE:

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About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with more than $35 billion in financing and leasing assets. It provides financing, leasing and advisory services to its clients and their customers across more than 30 industries. CIT maintains leadership positions in middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and vendor finance. CIT operates CIT Bank (Member FDIC), its primary bank subsidiary, which, through its Internet bank BankOnCIT.com, offers a suite of savings options designed to help customers achieve a range of financial goals. cit.com

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CIT MEDIA RELATIONS:

C. Curtis Ritter

Director of Corporate Communications

(973) 740-5390

Curt.Ritter@cit.com

Matt Klein

VP, Media Relations

(973) 597-2020

Matt.Klein@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

Senior Vice President

(973) 740 -5058

Barbara.Callahan@cit.com